UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2019 (November 5, 2019)

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2019, our Board of Trustees appointed Joel Keaton, 50, as our principal operating officer. Since January 2014, Mr. Keaton has served as our Senior Vice President of Operations and, as our principal operating officer, will continue to hold this title. As our principal operating officer, Mr. Keaton will be responsible for our operations functions, including the day-to-day operations of our stores, our national sales center, and our revenue management, marketing and information technology functions. Mr. Keaton joined us in April of 2010 as Director of Revenue Management and in November 2011 was promoted to Vice President of Marketing. Prior to joining us, Mr. Keaton served as Vice President of Operations at United Stor-All Management from November 2006 to April 2010. From September of 1993 to November of 2006, Mr. Keaton worked in various operations related roles at Storage USA, and its successor Extra Space Storage.

As our principal operating officer, Mr. Keaton’s starting annual salary will be $350,000 and his target annual bonus opportunity will be equal to 85% of his annual salary, with 50% of his target opportunity tied to achievement of individual goals and 50% tied to achievement of operating and financial metrics. Mr. Keaton will be eligible for future long-term incentive awards in the ordinary course, in amounts and on terms determined by the Compensation Committee of our Board.

In connection with Mr. Keaton’s appointment, we and our operating partnership entered into an indemnification agreement with Mr. Keaton in substantially the same form as the indemnification agreements that we have entered into with each of our other executive officers. The indemnification agreement requires, among other matters, that we indemnify Mr. Keaton to the maximum extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Keaton by reason of his service as an officer and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The foregoing description of the indemnification agreement is a summary of certain of its terms only and is qualified in its entirety by the full text of the agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no other arrangements or understandings between Mr. Keaton and any other persons pursuant to which Mr. Keaton was appointed as our principal operating officer. Mr. Keaton does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Keaton does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Indemnification Agreement between Joel Keaton and CubeSmart, executed on November 5, 2019.*

*Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 6, 2019	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

Date: November 6, 2019	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement between Joel Keaton and CubeSmart, executed on November 5, 2019.*

* Compensatory plan or arrangement.